Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated July 23, 2020 relating to the consolidated financial statements of Reviva Pharmaceuticals, Inc. and subsidiary for the two years ended December 31, 2019, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP

San Ramon, California

August 12, 2020